As filed with the Securities and Exchange Commission on October 14, 2009
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Converted Organics Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2873 (Primary Standard Industrial Classification Code Number)	20-4075963 (I.R.S. Employer Identification Number)

7A Commercial Wharf West
Boston, MA 02110
(617) 624-0111
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward J. Gildea
Chief Executive Officer
7A Commercial Wharf West
Boston, MA 02110
(617) 624-0111
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ralph V. De Martino, Esq.	Kenneth R. Koch, Esq.
Cavas S. Pavri, Esq.	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Cozen O’Connor	666 Third Avenue
The Army & Navy Club Building	New York, NY 10017
1627 I Street, NW, Suite 1100	(212) 935-3000
Washington, DC 20006	Facsimile: (212) 983-3115
(202) 912-4800
Facsimile: (202) 912-4830
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ File No. 333-161917
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to be	offering price per	aggregate offering	Amount of
Title of each class of securities to be registered	registered	security (1)	price(1)	registration fee
Units, each consisting of one share of Common Stock, $.0001 par	2,875,000 Units	$1.06	$3,047,500	$170.05
value, and one Class H Warrant (2)

Shares of Common Stock included as part of the Units (2)	2,875,000 Shares	—	—	(3)

Class H Warrants included as part of the Units (2)	2,875,000 Class H	—	—	(3)
	Warrants

Shares of Common Stock underlying the Class H Warrants	2,875,000 Shares of	$1.30	$3,737,500	$208.55
included in the Units (4)	Common Stock

Total			$6,785,000	$378.60

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 375,000 Units, 375,000 shares of Common Stock and 375,000 Class H Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

(3)	No fee pursuant to Rule 457(g).

(4)	Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the Class H Warrants.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.
Explanatory Note
      This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent, and the consent of the Company’s independent registered public accounting firm. This registration statement relates to our registration statement on Form S-1 (File No. 333-161917), including the exhibits and power of attorney thereto initially filed by the Company on September 15, 2009 and amended on October 2, 2009 and October 14, 2009 (the “Initial Registration Statement”), and declared effective by the Securities and Exchange Commission (the “Commission”) on October 14, 2009. We are filing this registration statement for the sole purpose of increasing the aggregate number of units offered by us by 2,875,000 units, 375,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional units to cover over-allotments, if any. Pursuant to Rule 462(b), the contents of the Initial Registration Statement are incorporated by reference into this registration statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on October 14, 2009.

CONVERTED ORGANICS INC.
By:	/s/ Edward J. Gildea
Name:	Edward J. Gildea
Title:	Chairman, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Edward J. Gildea Edward J. Gildea	Chairman, President and Chief Executive Officer (Principal Executive Officer)	October 14, 2009
/s/ David R. Allen David R. Allen	Chief Financial Officer, Executive Vice President of Administration (Principal Financial Officer)	October 14, 2009
/s/ Ellen P. O’Neil Ellen P. O’Neil	Chief Accounting Officer	October 14, 2009
* Robert E. Cell	Director	October 14, 2009
* John P. DeVillars	Director	October 14, 2009
* Edward A. Stoltenberg	Director	October 14, 2009

* By: /s/ Edward J. Gildea Edward J. Gildea Attorney-in-fact

EXHIBIT INDEX
     All exhibits filed with or incorporated by reference in Registration Statement No. 333-161917 are incorporated by reference into, and shall be deemed part of, this registration statement, except the following, which are filed herewith.

Exhibit
No.	Description
5	Opinion of Cozen O’Connor
23.1	Consent of CCR LLP
23.2	Consent of Cozen O’Connor (included in Exhibit 5)